 Exhibit 99.1

April 2, 2019

Dear Summit Healthcare REIT, Inc. Shareholder:

We are pleased to provide you with an update on Summit Healthcare REIT, Inc. (“we” or “Summit”). If you are receiving this letter by regular mail, enclosed is a statement of your account as of January 31, 2019 and our Annual Report on Form 10-K for the year ended December 31, 2018. If you have elected to receive correspondence from us by email, your statement is available on the investor web portal on our website - www.summithealthcarereit.com and you will receive the 10-K via regular mail.

Overview

The Senior Care Investor described 2018 as a “tumultuous” year which found many senior care REITs in a holding pattern. Increasing interest rates combined with capitalization rate compression and, in our opinion, the unavailability of reasonably priced assets have caused many of these REITs to experience minimal to no acquisition activity. Summit was no exception to the trend. Additionally, many of these REITs experienced financial issues and losses due to a concentration of their investment portfolios being in states and with operators experiencing difficulties with reimbursement and lease covenants. While acquisition activity was slow for Summit, we sustained overall portfolio value by remaining disciplined and focused on lower risk opportunities. We align with quality, experienced regional operators and managers who provide excellent care for their residents, and who proactively prepare for any potential reimbursement changes.

Over the past six years, Summit has acquired an equity interest, ranging from 10% to 100%, in 62 senior housing properties across 15 states with an aggregate purchase price totaling approximately $500 million; and we have since sold five of those assets bringing our total current portfolio to 57 properties in 14 states. We are excited about Summit’s future as we continue to focus on identifying senior housing acquisition opportunities that we believe will increase cash flow and build value for our shareholders. We also continue to joint venture with institutional third-party capital to make acquisitions that we believe are accretive to shareholder value.

Annual Report on Form 10-K and Share Value

On March 22, 2019 we filed our annual report on Form 10-K for the year ended December 31, 2018 with the Securities and Exchange Commission (“SEC”). We are pleased to report that the estimated per share value as of December 31, 2018, as stated in the Form 10-K, is $2.83. This represents a $0.03 increase from the previous year’s estimated value of $2.80 and is also net of the $0.0651 January 2019 cash distribution. Please review our Form 10-K for important information regarding this estimate. We also increased our net cash provided by operating activities from approximately $1.16 million in 2017 to approximately $2.1 million in 2018 which represents an 81% year over year increase.

Acquisition of $125 Million Portfolio

We are extremely proud to announce that we acquired an interest in 14 skilled nursing/assisted living facilities throughout the state of Indiana on March 13, 2019. The facilities were acquired for $125 million and represent Summit’s largest portfolio acquisition to date. The portfolio consists of over 1,100 licensed beds and will be leased back to the current operator on a triple net basis. The acquisition was made through a newly formed joint venture among a wholly-owned subsidiary of Summit, a real estate holding company, and a global institutional asset management firm.  Summit holds a 15% membership interest in the joint venture.

Litigation Update – Lawsuit Dismissed

On February 13, 2019, the trial judge held another hearing on the complaint filed by our former advisor, Cornerstone Realty Advisors, and Cornerstone Ventures Inc. At that hearing, the court indicated that it intended to grant Summit’s motion for terminating sanctions and award us monetary sanctions.  We are extremely happy to announce that on March 14, 2019 the judge officially signed and entered the order granting us terminating sanctions which dismissed this complaint with prejudice, and awarding us monetary sanctions in the amount of $588,671 due to the plaintiffs’ discovery abuse. We have held from the beginning of this suit that the plaintiffs’ case was absolutely without merit and feel vindicated with the court’s decision. Unfortunately, due to the financial condition of the plaintiffs, we do not expect to collect the monetary sanctions award. Although we hope that this litigation is concluded, as with any litigation, the plaintiffs have the right to appeal.

Cash Distribution to Shareholders

We were happy to report that on November 26, 2018, the Board of Directors announced a cash distribution of $0.0651 per common share to the shareholders of the REIT. The distribution was payable to owners of record as of January 15, 2019 (the Record Date) and was paid via check to investors on January 31, 2019.

2018 Tax Forms

As in recent years, you will not receive an IRS Form 1099-DIV or other IRS tax forms from Summit this year because we did not pay shareholder distributions in 2018. Please consult with your tax advisor if you have questions regarding your 2018 tax reporting.

Transfer Agent

Effective January 14, 2019, Summit changed its transfer agent from Conduent to Computershare, Inc. We are excited to announce this move to Computershare, a global leader in transfer agency services. We believe this change will be positive for both shareholders and their financial advisors, as well as Summit. Computershare can assist with all of your transfer agent needs, and can be reached at (888) 522-1771 between 8:30am and 6:00pm Eastern Time.

Frequently Asked Questions

Who can I contact to assist me if I’m having difficulty logging onto the investor portal?

The investor portal is available on our website, www.summithealthcarereit.com under the Investors tab. If you need assistance logging on and getting access to your investor information, please contact our transfer agent, Computershare, at (888) 522-1771 between the hours of 8:30am and 6:00pm Eastern Time.

What happens if I didn’t receive my recent distribution check?

The distribution checks were physically mailed on January 31, 2019 to the addresses on file for all investors/custodians.  If you or your custodian did not receive your distribution check, please contact Computershare for assistance at (888) 522-1771 between 8:30am and 6:00pm Eastern Time.

How do I avoid the escheatment process?

We encourage all investors to cash their distribution checks in a timely manner and make contact on their account annually to prevent escheatment   Computershare follows each state’s specific escheatment requirements. Shareholders will receive due diligence mailings prior to assets being escheated.  These due diligence mailings are very detailed on what the holder must do to avoid escheatment.  Please contact Computershare for assistance at (888) 522-1771 between 8:30am and 6:00pm Eastern Time.

Please review all of our filings with the SEC for more information. If you have any questions, please contact your financial advisor, our investor services and transfer agent team at Computershare at (888) 522-1771, or our Senior Vice President, Chris Kavanagh, at (949) 535-1988. As always, thank you for your continued confidence and support.

Sincerely,

Elizabeth A. Pagliarini

Chief Financial Officer

This letter contains forward-looking statements relating to the business and financial outlook of Summit Healthcare REIT, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the Summit Healthcare REIT, Inc.’s annual report on Form 10-K for the year ended December 31, 2018 and quarterly reports for the periods ended March 31, 2018, June 30, 2018, and September 30, 2018. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.